SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549



                            FORM 8-K


                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)..........
      Report pursuant to Item 5 made at registrant's option with respect to event announced February 13, 1996



                  STONE & WEBSTER, INCORPORATED
      (Exact name of registrant as specifed in its charter)




          Delaware             1-1228               13-5416910
(State or other jurisdiction    (Commission File     (IRS Employer
   of incorporation)               Number)                   Number)



250 West 34th Street, New York, NY                       10119
       Address of principal executive offices)             ( Zip Code)



Registrant's telephone number, including area code: (212) 290-7500            2.
Form 8-K                                           Stone & Webster, Incorporated


     Item 5.   Other Events


               The text of registrant's Press Release dated February 13, 1996 relating to the election of a President and Chief Executive Officer appears below.



                                            FOR IMMEDIATE RELEASE


              STONE & WEBSTER NAMES H. KERNER SMITH
              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    --Veteran Engineering and Construction Industry Executive was President and CEO of Deutsche Babcock Technologies--


New York, NY., February 13, 1996--Stone & Webster, Incorporated (NYSE: SW) today announced that H. Kerner Smith, an executive with broad experience in the global equipment, engineering and construction industry, has been named President and Chief Executive Officer, effective immediately. He has also been elected to Stone & Webster's Board of Directors.

Mr. Smith, 51, has held senior management positions at several leading companies serving the energy, industrial manufacturing, electric utility and independent power sectors worldwide. He has served as a Managing Director of the international equipment and engineering conglomerate Deutsche Babcock AG of Oberhausen, Germany, and as President and CEO of that company's diversified North American holding company, Deutsche Babcock Technologies, Inc. He has also served as Chairman, President and CEO of Riley Consolidated, Inc., a manufacturer and constructor of power plants and environmental control systems, and as Chairman of several other Deutsche Babcock units engaged in the engineering, manufacturing and construction of industrial facilities.

Dr. Kent Hansen, non-executive Chairman of the Board of Directors of Stone & Webster, Incorporated, said, "After a thorough search that included many strong candidates from both inside and outside of Stone & Webster, the Board of Directors unanimously selected Kerner Smith as the company's new chief executive because of his extensive and highly relevant experience in the engineering and construction industry, his proven ability to manage large and complex organizations, and his reputation as a capable and imaginative leader who can further develop our core businesses.

"Kerner has demonstrated to the Board a keen insight into how to make Stone & Webster a more active and aggressive player in the domestic and international E&C market, and he has successfully implemented similar strategies earlier in his career," Dr. Hansen said. "As a newcomer to the company, he will bring a fresh perspective to the senior management ranks and a strong commitment to building shareholder value."

Dr. Hansen, professor of nuclear engineering at the Massachusetts Institute of Technology, will continue to serve as non-executive chairman of Stone & Webster's Board of Directors. Edward J. Walsh, who has served as Stone & Webster's acting President and CEO following the resignation of Bruce Coles in August 1995, will resume his responsibilities as Executive Vice President and a director of Stone & Webster, Incorporated.

The Board of Directors was assisted in its CEO search by Spencer Stuart.

                                                                              3.
Form 8-K                                           Stone & Webster, Incorporated


Mr. Smith said, "I am honored and pleased to be asked to lead a management team that has made good progress in achieving a turnaround at Stone & Webster. This business is changing to favor companies with advanced technologies and financial strength, as well as global reach. I agreed to join Stone & Webster after careful evaluation of the company from outside because I see tremendous opportunities ahead. I have great respect for the organization and its excellent reputation in the global E&C business.

"I am very fortunate to have worked in partnership with many of the leading E&C firms, including Stone & Webster earlier in my career," Mr. Smith said. "In the next several weeks, I intend to educate myself intensively about the company, visiting as many locations and meeting as many employees and clients as possible so that I can develop a better perspective to guide the company through the next phase of its turnaround and strategic development.

"I intend to raise the expectation level of the entire organization, and I am pleased with the targets for growth imbedded in the company's financial plan, which the Board adopted last year. At this juncture, it appears to me that Stone & Webster must do more to take full advantage of its outstanding reputation and successful record in the fields of electric energy, petroleum, industry and government in order to generate the kind of quality growth that will build value and ensure a bright future for the company. At the same time, we will need to intensify efforts to have the right product and service mix for our highly valued customer base in this fast-changing environment of global competition.

"The company must not only continue to be a leader in the power and process sectors, but it should also continue to build its government and industrial businesses to achieve a more balanced revenue mix and to help achieve a company-wide revenue and earnings growth target of 10 to 15 percent per year. The company must also continue to place a strong emphasis on customer satisfaction, technological innovation and shareholder value," Mr. Smith said.

Mr. Smith has spent a considerable portion of his 30-year career involved in strategic growth initiatives and turnaround situations. Prior to joining Deutsche Babcock he was responsible for a group of units of Ashland Oil that underwent a successful turnaround and restructuring which nearly tripled the units' sales. Following Ashland's subsequent sale of these units to Deutsche Babcock, Mr. Smith went with the companies as President and CEO, leading their integration into the parent company. Two years later he was appointed President and CEO of Deutsche Babcock's North American operations, which consist of 18 diversified companies with aggregate sales of approximately $1 billion.

One of the pioneers of the independent power movement, Mr. Smith has been heavily involved in the planning for the restructuring of the electric utility business in recent years, working with various industry participants to develop new approaches to finance and build or refit new energy and environmental facilities utilizing cogeneration and waste fuels. Earlier in his career, he was general manager responsible for the completion of several of the world's largest power projects. Most recently he has been involved in leading an initiative with Deutsche Babcock and several large electric utilities in the development of projects in China.

Mr. Smith graduated from the U.S. Merchant Marine Academy at Kings Points, NY, in 1966 with High Honors in Marine Engineering/Nuclear Engineering. He received an M.B.A. from Boston University with High Honors in Finance and Marketing in 1972 and completed the Advanced Management Program at the Harvard Business School in 1985. Mr. Smith began his professional career as a marine engineer and later served as a nuclear project engineer for General Dynamics Corporation and a part-time instructor for the U.S. Naval Reserve Officer School.

Mr. Smith is a trustee of Worcester Polytechnic Institute, a past chairman of the board of the American Boiler Manufacturers Association, a 25-year member of the American Society of Mechanical Engineers, and a member of the business advisory group of the Electric Power Research Institute. Mr. Smith has four children. He currently resides with his wife, Patty, in Sudbury, Massachusetts.

                                                                              4.
Form 8-K                                           Stone & Webster, Incorporated


Stone & Webster, Incorporated through operating subsidiaries, is a global leader in engineering, construction and consulting for the power, process, government and industrial markets.


                           **********




Contact:  Jeremiah P. Cronin
          (212) 290-7484




                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   STONE & WEBSTER, INCORPORATED




                                   BY: JEREMIAH P. CRONIN
                                       Jeremiah P. Cronin
                                       Executive Vice President


Date:  February 16, 1996